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                                     [LETTERHEAD]

                                    July 26, 1996                    52072-0001






Coastcast Corporation
3025 East Victoria Street
Rancho Dominguez, California 90221

    Re:  Coastcast Corporation Registration
         Statement on Form S-8

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), that Coastcast Corporation (the
"Company") intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 650,000 additional shares of the Company's common stock, no par value ("Common Stock"), to be issued under the Company's 1996 Amended and Restated Employee Stock Option Plan (the "Employee Plan"), and (ii) 150,000 additional shares of Common Stock (collectively with the shares identified in (i) above, the "Shares") to be issued under the Company's 1995 Amended and Restated Non-Employee Director Stock Option Plan (collectively, with the Employee Plan, the "Plans"). We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares.

    It is our opinion that when the Registration Statement has become effective under the Act subject to said actions being duly taken and completed by you as now contemplated in the Plans prior to the issuance of the Shares and subject to the appropriate qualification of the Shares by the appropriate authorities of the various states in which the Shares will be sold, the Shares will, upon the issuance and the sale thereof in the manner referred to in the Plans, be validly issued, fully paid and non-assessable.

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JEFFER, MANGELS, BUTLER & MARMARO LLP

Coastcast Corporation
July 26, 1996
Page 2


    Robert H. Goon, the beneficial owner of 6,500 shares of Common Stock, is a partner in this firm.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                             Respectfully submitted,


                             /s/ JEFFER, MANGELS, BUTLER & MARMARO LLP
                             -----------------------------------------

                             JEFFER, MANGELS, BUTLER & MARMARO LLP